                                                                     EXHIBIT 4.1

                                STATE OF MARYLAND

                                                                          409059

                  STATE DEPARTMENT OF ASSESSMENTS AND TAXATION
               301 West Preston Street Baltimore, Maryland 21201

                                                         DATE: DECEMBER 13, 1995

      THIS IS TO ADVISE YOU THAT THE ARTICLES OF INCORPORATION FOR MBF USA, INC. WERE RECEIVED AND APPROVED FOR RECORD ON DECEMBER 13, 1995 AT 10:02 AM.

FEE PAID: 121.00

[STATE OF MARYLAND SEAL]

                                                               JOSEPH V. STEWART
                                                              CHARTER SPECIALIST

AT5-031

                           ARTICLES OF INCORPORATION
                                       OF
                                 MBf USA, INC.

                                   ARTICLE I

                                  INCORPORATOR

                                                                 [DATED & STAMP]

      The undersigned, Billie J. Swoboda, whose address is 32 South Street, Baltimore, MD, being at least eighteen (18) years of age, does hereby form a corporation under the general laws of the State of Maryland.

                                   ARTICLE II

                                      NAME

      The name of the corporation is: MBf USA, INC. (the "Corporation").

                                   ARTICLE III

                                     PURPOSE

      The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the Maryland General Corporation Law (or any successor statute) ("Maryland Law").

                                   ARTICLE IV

                  PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

      The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated at 32 South Street, Baltimore, Maryland 21202. The resident agent is a corporation located in the State of Maryland.

                                    ARTICLE V

                                      STOCK

      Section 1. Authorized Shares. The total number of shares of stock, which the Corporation has authority to issue is Four Million (4,000,000) shares of Common stock, $0.01 par value ("Common Stock") and One Million Two Hundred Fifty Two Thousand Five Hundred Thirty Seven and 4/100 (1,252,537.4) shares of Series A Convertible Common stock, $0.01 par value ("Preferred Stock").

                                STATE OF MARYLAND

I hereby certify that this is a true and complete copy of the 10 Page document on file in this office. DATED: 12-13-95.

                  STATE DEPARTMENT OF ASSESSMENTS AND TAXATION

BY: /s/ JACQULINE C. JAMES, Custodian
   -----------------------
This stamp replaces our previous certifications system. Effective: 6/95

      Section 2. Stock Description. As used in this Section 2, the terms identified below shall have the meanings indicated, unless a different and common meaning of the term is clearly indicated by the context, and variants and derivatives of the following terms shall have correlative meanings:

                  AHP. American Health Products Corporation, a Texas
            corporation, and a wholly-owned subsidiary of MBf Hong Kong.

                  ARPI. American Rubber Products Industries Sdn. Bhd., a
            Malaysia corporation.

                  Control Term. That period of time commencing on the Closing
            Date of that certain Amended Share Exchange Agreement (the "Share Exchange Agreement") dated January 15, 1992, by and among the MBf, MBf America, Inc., an Oklahoma corporation, and MBf Hong Kong, and expiring the earlier to occur of: (a) conversion of all shares of Series A Common Stock; (b) the time that it is determined that AHP has incurred a net loss for any Performance Period; (c) the time that MBf Hong Kong breaches any covenant contained in Section 8.01 of the Share Exchange Agreement; or (d) the vote by the holders of more than seventy-five percent (75%) of the outstanding shares of Series A Common Stock and Common Stock, voting together as a class, to terminate the Control Term.

                  Conversion Restriction Period. That period of time commencing on the Closing Date of the Share Exchange Agreement and expiring on the earlier to occur of (a) the later to occur of (i) December
            31, 1994 or (ii) the end of the term of a Supplemental Period following the Performance Period ending December 31, 1994; or (b) the time which it is determined that the aggregate pre-tax net income for AHP, cumulative for all Performance Periods commencing January 1, 1992, first exceeds $4,000,000.

                  GAAP. United States Generally Accepted Accounting Principles,
            as in effect on the date of any statement, report or determination that purports to be or is required to be, prepared or made in accordance with GAAP. All references herein to financial statements prepared in accordance with GAAP shall mean in accordance with GAAP consistently applied throughout the periods to which reference is made.

                  MBf Hong Kong. MBf International Limited, a Hong Kong
            corporation.

                  MBf. MBf USA, INC., an Oklahoma Corporation, and a subsidiary of MBf International, Ltd.

                  Multi-Com. Multi-Com Sdn. Bhd., a Malaysia corporation, and a wholly-owned subsidiary of MBf Hong Kong.

                  Net Income Deficiency. An amount by which the sum of the
            pre-tax net income of AHP for any Shortfall Period and the pre-tax net income for any

            Supplemental Period is less than the Net Income Requirement for a particular Performance Period.

                  Net Income Requirement. The amount of pre-tax net income of
            AHP, which is required for any particular Performance Period set forth in Sub-Section 1(b)(i) of this Section 2.

                  Performance Period. One of three periods of time identified in
            Sub-Section 1(b)(i) of this Section 2.

                  Shortfall Period. Any Performance Period for which the pre-tax net income of AHP does not equal or exceed the Net Income Requirement for such Performance Period.

                  Stock Claim. Any claim identified in Schedule 4.02 of the
            Share Exchange Agreement by former shareholders of Abused Drugs Laboratory, Inc. to be issued shares of Common Stock.

                  Supplemental Period. A period of six (6) months following the end of any Shortfall Period.

                  Underwriter Warrants and Other Options. Certain warrants
            referred to in Schedule 4.02 of the Share Exchange Agreement as "IPO Underwriter Warrants" and "1990 Underwriter Warrants", and any other options or warrants to purchase ADS Common Stock outstanding as of the date of these Articles and not disclosed in such Schedule 4.02.

            The following is a description of Common Stock and Series A Common
      Stock:

            COMMON STOCK. Each share of Common Stock shall be equal to each other share of Common Stock and, when issued, shall be fully paid and non-assessable, and the personal property of shareholders which shall not be liable for corporate debts. The holders of Common Stock of the Corporation shall each be entitled to share in any dividends of the Corporation, if, as, and when declared by the Board of Directors, or any distributions upon liquidation or dissolution of the Corporation, ratably with the holders of Series A Common Stock, based upon the number of shares of Common Stock issuable upon conversion of each outstanding share of Series A Common Stock at the time of the declaration of such dividend, liquidation or dissolution.

            Except as otherwise expressly provided by law, during the Control Term, the holders of Common Stock shall be entitled to vote, as a separate class, for the election of all of the Class B Directors, and after the expiration of the Control Term, shall vote with the holders of Series A Common Stock as a single class, for the election of directors. At all times, the holders of Common Stock shall vote with the holders of shares of Series A Common Stock as a single class with respect to any other matters subject to a vote of shareholders. Each holder of record of Common Stock shall have one vote for each share of Common Stock outstanding in his name on the books of the Corporation and shall be entitled to vote said stock.

            SERIES A COMMON STOCK. The Series A Common Stock shall have the rights and privileges of Common Stock, except as set forth as follows:

            1. Conversion. Series A Common Stock shall be convertible into Common Stock as hereinafter provided and, when so converted, shall be canceled and retired and shall not be reissued as such:

                  (a) The Series A Common Stock shall be convertible into Common Stock on and subject to the following terms and conditions:

                        (i) Each share of Series A Common Stock shall be converted: (A) at any time after the expiration of the Conversion Restriction Period at the option of the holder of Series A Common Stock so long as there has been no adjustment to the Conversion Rate (as hereinafter defined) pursuant to the provisions of Sub-Section 1(b)(iii) hereof; (B) if there has been an adjustment to the Conversion Rate under Sub-Section 1(b)(iii) hereof, automatically at the expiration of the Conversion Restriction Period; or (C) if AHP has not incurred a loss for any Performance Period, at the option of the holder prior to the expiration of the Conversion Restriction Period, provided that the number of shares of Series A Common Stock convertible under this clause (C) shall be limited to an amount equal to the product of (I) 1,252,537.4 and (II) a fraction, the numerator of which is the number of Performance Periods (or Supplemental Periods, if any, in relation thereto), which have been completed and for which Performance Periods (or Supplemental Periods, if any, in relation thereto) there has been a determination of whether an adjustment was necessary under Sub-Section 1 (b)(iii) of this Section 2, and the denominator of which is three (3). Each share is convertible into one (1) fully paid and nonassessable share of Common Stock (the "Conversion Rate"). The Conversion Rate at the date of these Articles of Incorporation shall be one (1) (the "Initial Conversion Rate") and shall be subject to adjustment as hereinafter provided.

                        (ii) Series A Common Stock shall be deemed to have been converted immediately prior to the close of business on the date of expiration of the Control Term if there has been an adjustment under Sub-Section 1(b)(iii) to the Conversion Rate, or, on the date of conversion by the holder thereof if there has been no adjustment to the Conversion Rate under Sub-Section 1(b)(iii) hereof, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the date of any conversion, the Corporation shall issue and deliver a certificate or certificates representing the number of shares of Common Stock issuable upon such conversion to the person or persons entitled to receive the same.

                  (b) (i) The Conversion Rate shall be subject to adjustment from time to time, and the number of shares of Common Stock issuable on conversion of any shares of Series A Common Stock shall be subject to a resultant decrease by reason of such adjustment, as provided in paragraph (iii) of this paragraph (b) in the event that the pre-tax net income (as determined under GAAP) of AHP does not meet the levels for each of the Performance Periods set forth below:

                                                            Net
                                                           Income
           Performance Period:                          Requirement:
-----------------------------------------               ------------
January 1, 1992 through December 31, 1992               $  1,300,000

January 1, 1993 through December 31, 1993               $  1,300,000

January 1, 1994 through December 31, 1994               $  1,400,000

                        (ii) In the event that for any Performance Period there is a Net Income Deficiency (i.e., that the Performance Period constituted a Shortfall Period), and AHP did not incur a net loss for such Shortfall Period, then the pre-tax net income of AHP for the Supplemental Period following the end of such Shortfall Period shall be included in the pre-tax net income for such Shortfall Period for the purpose of determining whether the Net Income Requirement for the relevant Performance Period had been met. In the event that there is a net loss for the Supplemental Period, such loss shall not be added to the pre-tax net income for the Shortfall Period. In order to meet the Net Income Requirement for the Performance Period following the Shortfall Period, the sum of (i) the pre-tax net income for the Shortfall Period (without regard to any pre-tax net Income or net loss for the Supplemental Period following such Shortfall Period) and (ii) the pre-tax net income for the Performance Period following such Shortfall Period must equal the sum of the Net Income Requirement levels set forth in paragraph
            (ii) above for such Performance Periods. For any Shortfall Period, the value of the capital contributions during such Shortfall Period or the relevant Supplemental Period by MBf Hong Kong to MBf shall reduce the amount of Net Income Deficiency for such Shortfall Period; provided, however, that such capital contribution shall be limited to cash or cash equivalents, marketable latex examination glove inventory valued at the current Multi-Com or ARPI list price, and the sole consideration to be given by MBf in exchange for such capital contribution shall be the reduction in the amount of the Net income Deficiency.

                        (iii) At such time that a Net Income Deficiency is
            determined, the Conversion Rate shall automatically be reduced to a number equal to (A) the Conversion Rate in effect at such time, minus (B) the product of (x) 33 1/3% and (y) the quotient of (I) the amount of the Net Income Deficiency divided by (II) the Net Income Requirement for the relevant Performance Period.

                        (iv) The net income of AHP shall be determined within sixty (60) days following the end of each Performance Period and within thirty (30) days following the end of any Supplemental Period.

                  (c) In case the Corporation shall (i) pay a dividend in shares of its capital stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, (iv) issue by reclassification or reorganization of its shares of Common Stock, any shares of its capital stock, (v) merge or consolidate with or into another corporation or issue any shares of capital stock in connection with the merger of any of its subsidiaries with or into another corporation, or (vi) convey to another corporation all or any major portion of the assets of the Corporation, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the holder of a share of Series A Common Stock surrendered for conversion after the record date fixing shareholders to be affected by such event shall be entitled to receive, upon conversion, the number of shares of Common Stock which such holder would have owned or have been entitled to receive after the happening of such event had such share of Series A Common Stock been converted immediately prior to the record date in the case of such dividend or the effective date in the case of any such subdivision, combination, reclassification, merger, or conveyance. An adjustment made pursuant to this subparagraph (1)(c) shall be made whenever any of such events shall happen, but shall become effective retroactively alter such record date or such effective date, as the case may be, as to shares of Series A Common Stock converted between such record date or effective date and the date of happening of any such event. The foregoing provisions shall similarly apply to successive subdivisions, combinations, reclassifications, or other reorganizations and to successive consolidations, mergers and conveyances of or by any such successor.

                  (d) The Conversion Rate shall be subject to adjustment from time to time, and the number of shares of Common Stock issuable on conversion of any shares of Series A Common Stock shall be subject to a resultant increase (calculated to the nearest 1/100th of a share) by reason of such adjustment, as hereinafter stated, in the event of the issuance of any shares of Common Stock pursuant to the satisfaction of any Stock Claim or the exercise of any Underwriter's Warrants and Other Options, by multiplying the Conversion Rate in effect at the time of such issuance by the sum of (A) One (1) and (B) the quotient of (x) the number of shares to be Issued in connection with such issuance divided by (y) the number of shares of Common Stock outstanding immediately prior to such issuance (which number of shares outstanding shall include only the number of shares of Common Stock issued and outstanding at the date of the Share Exchange Agreement plus only those shares of Common Stock issued subsequent to the Share Exchange pursuant to the satisfaction of Stock Claims or the exercise of Underwriter's Warrants and Other Options).

                  (e)   in case:

                  (i) The Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or any other distribution payable otherwise than in cash;

                  (ii) The Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase any share of stock of any class or to receive any other rights;

                  (iii) Of any classification, reclassification, or other
            reorganization of the capital stock of the Corporation, consolidation, or merger of the Corporation with or into another corporation, or conveyance of all or any major portion of the assets of the Corporation to another corporation; or

                  (iv) Of the voluntary or involuntary dissolution, liquidation, or winding up of the Corporation;

      then and in any such case, the Corporation shall cause to be mailed to the transfer agent for the Series A Common Stock and to the holders of record of the outstanding shares of the Series A Common Stock a notice stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution, or rights, Of (y) such classification, reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation, or winding up is to take place, as the case may be. Such notice shall also specify the date as to which holders of Common Stock of record shall be entitled to participate in said dividend, distribution, or rights, or shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such classification, reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation, or winding up, as the case may be. Such notice shall be given at least fifteen (15) days prior to the record date or the date on which the Corporation's transfer books are closed in respect thereto.

                  (f) No fractional shares or scrip representing fractional shares shall be issued upon the conversation of any shares of Series A Common Stock.

                  (g) The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized Common Stock, for the purpose of effecting the conversion of the issued and outstanding Series A Common Stock, the full number of shares of Common Stock then deliverable in the event and upon the conversion of all of the Series A Common Stock then issued and outstanding.

            2. Voting Rights. Except as otherwise expressly provided by law, until the expiration of the Control Term, the holders of Series A Common Stock shall be entitled to vote, as a separate class, for the election of all of the Class A Directors and after termination of the Control Term, with the holder of shares of Common Stock as a single class, for the election of directors. At all times, the holders of Series A Common Stock shall be entitled to vote with the holders of shares of Common Stock as a single class, with respect to any other matters subject to a vote of shareholders. Each holder of shares of Series A Common Stock shall have one vote for each share of Common Stock issuable upon conversion of each share of Series A Common Stock standing registered in his name on the books of the Corporation on the date, if any, fixed for the purpose of determining voting rights.

            3. Dividends; Liquidation. The holders of Series A Common Stock shall be entitled to share in any dividends of the Corporation, if, as, and when declared by the Board of Directors, or any distributions upon liquidation or dissolution of the Corporation, ratably with the holders of Common Stock, based upon the number of shares of Common Stock issuable upon conversion of each outstanding share of Series A Common Stock at the time of the declaration of such dividend, liquidation or dissolution.

      Section 3. Articles of Incorporation and Bylaws. All persons who shall acquire shares of stock in the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation and the Bylaws of the Corporation.

                                   ARTICLE VI

            PROVISIONS FOR DEFINING, LIMITING AND REGULATING CERTAIN POWERS OF THE CORPORATION AND OF ITS DIRECTORS AND STOCKHOLDERS

      Section 1. Number and Classification. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The Board of Directors of the Corporation shall have at all times at least five (5) directors but at no time more than thirteen (13) directors. Until the expiration of the Control Term, the Board of Directors at all times shall be divided into two classes, to be known as Class A Directors and Class B Directors, consisting of no more than seven (7) and not less than three (3) Class A Directors and no more than six (6) and not less than two (2) Class B Directors. Class A Directors and Class B Directors shall be elected annually. The number of Class A Directors and Class B Directors constituting the Board of Directors, subject to the limitations set forth herein, shall be fixed by the Board of Directors in the manner provided in the Corporation's Bylaws. Until expiration of the Control Term, the Class A Directors shall at all times constitute a majority of the Board of Directors. Immediately following expiration of the Control Term, the Board of Directors shall no longer be classified.

      The names of the directors who shall serve effective immediately and until the first annual meeting of the Stockholders and until their successors are duly elected and qualified are: Class A Directors- Tan Sri Dato (Dr.) Hean Heong Loy, Teik Hok Loy, Heng Sewn Loi, Edward J. Marteka, George Jeff Mennen, Cheng Soon Teoh; Class B Directors-Robert J. Simmons, Donald Arnwine.

      Section 2. Authorization by Board of Stock Issuance. The Board of Directors of the Corporation may authorize the issuance from time to time of shares of stock of any class, whether now or hereafter authorized, or securities convertible into shares of stock of any class, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such restrictions or limitations, if any, as may be set forth in these Articles of Incorporation or the Bylaws of the Corporation or under Maryland Law.

      Section 3.  Indemnification.

            (a) The Corporation shall, to the maximum extent permitted by Maryland Law, in accordance with Section 2-418 of Maryland Law, indemnify and pay or reimburse reasonable expenses to: (i) any individual who is a present or former director, officer, employee or agent of the Corporation; or (ii) any individual who, while a director of the Corporation and at the request of the Corporation, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee, as the case may be.

            (b) The Corporation may, to the fullest extent permitted by Maryland statutory or decisional law, advance amounts to persons entitled to indemnification hereunder for legal and other expenses and costs incurred as a result of any legal action for which Indemnification is being sought.

            (c) The Corporation shall have the power to purchase and maintain insurance on behalf of an indemnified party against any liability asserted which was incurred in any such capacity with the Corporation or arising out of such status.

            (d) Neither the amendment nor the adoption of any other provision of the Articles of Incorporation or the Bylaws shall apply to or affect in any respect the applicability of indemnification with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

      Section 4. Reserved Powers of Board. The enumeration and definition of particular powers of the Board of Directors included in this Article VI shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other provision of these Articles of Incorporation, or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board of Directors under Maryland Law as now or hereafter in force.

      Section 5. Voting Requirements. Notwithstanding any provision of Maryland Law requiring a greater proportion than a majority of the votes of all classes or of any class of stock entitled to be cast, to take or authorize any action, the Corporation may take or authorize such action upon the concurrence of a majority of the aggregate number of the votes entitled to be cast thereon.

      Section 6. Preemotive Rights. No holder of shares of stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of the stock of the Corporation or any other security of the Corporation which it may issue or sell; provided, however, that the Board of Directors may, in authorizing the issuance of shares of stock of any class, confer any preemptive right that the Board of Directors may deem advisable in connection with such issuance.

                                  ARTICLE VII

                                   AMENDMENTS

      The Corporation reserves the right from time to time to make any amendment to these Articles of Incorporation, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in these Articles of Incorporation, of any shares of outstanding stock.

                                  ARTICLE VIII

                             LIMITATION OF LIABILITY

      To the maximum extent that Maryland Law in effect from time to time permits limitation of the liability of directors and officers, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article VIII, nor the adoption or amendment of any other provision of these Articles of Incorporation or of the Bylaws of the Corporation inconsistent with this Article VIII, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

                                   ARTICLE IX

                                    DURATION

      The duration of the Corporation shall be perpetual.

      IN WITNESS WHEREOF, the undersigned being a natural person of at least eighteen (18) years of age and being the incorporator hereinbefore named for the purpose of forming a corporation under the general laws of the State of Maryland, has signed these Articles of Incorporation and acknowledged the same to be his act on this 13th day of December, 1995.

                                                           /s/ Billie J. Swoboda
                                                           ---------------------
                                                             Billie J. Swoboda
                                                             Incorporator

                                STATE OF MARYLAND

                                                                          409355

                  STATE DEPARTMENT OF ASSESSMENTS AND TAXATION
                301 West Preston Street Baltimore, Maryland 21201

                                                         DATE: DECEMBER 18, 1995

      THIS IS TO ADVISE YOU THAT THE ARTICLES OF MERGER FOR MBF USA, INC.
(MD)-SURVIVOR AND MBF USA, INC. (OK)-MERGING OUT WERE RECEIVED AND APPROVED FOR RECORD ON DECEMBER 18, 1995 AT 10:13 AM.

FEE PAID: 50.00

[STATE OF MARYLAND SEAL]

                                                               JOSEPH V. STEWART
                                                              CHARTER SPECIALIST

AT5-031

                 ARTICLES OF MERGER
                                  OF
                 MBF USA, INC.
                                (A OK CORP.)
                                INTO
                 MBF USA, INC.
                                (A MD CORP.)                  SURVIVOR

APPROVED AND RECEIVED FOR RECORD BY THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND DECEMBER 18, 1995 AT 10:13 O'CLOCK A.M. AS IN CONFORMITY WITH LAW AND ORDERED RECORDED.

                           __________________________

   ORGANIZATION AND               RECORDING              SPECIAL
CAPITALIZATION FEE PAID:          FEE PAID:              FEE PAID:

$ _____________                    $  20.00               $ _____________

                           __________________________
                                    D4286027

      IT IS HEREBY CERTIFIED. THAT THE WITHIN INSTRUMENT. TOGETHER WITH ALL INDORSEMENTS THEREON. HAS BEEN RECEIVED. APPROVED AND RECORDED BY THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND.

         THE CORPORATION TRUST
         INCORPORATED
         32 SOUTH STREET
         BALTIMORE               MD 21202

[OFFICIAL SEAL & SIGNATURE]

AT5-060

                                                               [DATED & STAMPED]
                               ARTICLES OF MERGER

                                     MERGING

                                  MBf USA, INC.

                    (a corporation of the State of Oklahoma)

                                      INTO

                                  MBf USA, INC.

                    (a corporation of the State of Maryland)

      FIRST: MBf USA, INC., a corporation organized and existing under the laws of the State of Oklahoma, (hereinafter referred to as the "Parent" or "Merging Corporation"), and MBf USA, INC., a corporation organized and existing under the laws of the State of Maryland, (hereinafter referred to as the "Subsidiary" or "Surviving Corporation"), agree that said Parent shall be merged into said Subsidiary. The terms and conditions of the merger and the mode of carrying the same into effect are as herein set forth in these Articles of Merger.

      SECOND: MBf USA, INC., a corporation organized and existing under the laws of the State of Maryland, shall survive the merger and shall continue under the name MBf USA, INC.

      THIRD: The parties to the articles of merger are MBf USA., INC., a corporation organized and existing under the laws of the State of Maryland, and MBf USA, INC., a corporation incorporated on the 24th day of February, 1988, under the General Corporation Act of the State of Oklahoma, which corporation is not qualified to do business in the State of Maryland.

      FOURTH: No amendment is made to the charter of the Surviving Corporation as part of the merger.

      FIFTH: The Merging Corporation has the authority to issue a maximum of 52,525,374 shares of capital stock divided into: (a) 40,000,000 shares designated as common stock, $0.01 par value ("Common Stock"); and (b) 12,525,374 shares designated as Series A Convertible Common Stock $0.01 par value ("Series A Common Stock"). The aggregate par value of all of the shares of each class is $525,253.74.

      The Surviving Corporation has the authority to issue a maximum of 5,252,537.4 shares of capital stock divided into: (a) 4,000,000 shares designated as common stock, $.01 par value ("Common Stock"); and (b) 1,252,537.4 shares designated as Series A Convertible Common Stock, $.01 par value ("Series A Common Stock"). The aggregate par value of all of the shares of each class is $52,525.37.

      SIXTH: The number of outstanding shares of each class of the Subsidiary Corporation and the number of shares of each class owned by the Parent Corporation is as follows:

                        Total Shares     Shares owned by Parent
Class                   Outstanding            Corporation
-----                   ------------     ----------------------
Common                      -0-                    -0-
Series A Common              1                      1

      SEVENTH: The manner and basis of converting or exchanging issued stock of the Merging Corporation into different stock or other consideration and of dealing with any issued stock of the Surviving corporation not to be so converted or exchanged shall be as follows:

      Each share of Common Stock and each share of Series A Convertible Common Stock of the Merging Corporation, which shall be outstanding on December 18, 1995, the effective date of the merger (the "Effective Date"), and all rights in respect thereof, provided that such shares were the subject of a one-for-ten stock split effected by the Merging Corporation prior to the merger (the "Reverse Split"), shall be exchanged into one share of Common Stock or one share of Series A Convertible Common Stock of the Surviving Corporation, provided further that if and to the extent the Reverse Split shall have been deemed for any reason not to have been effective with respect to any shares or rights to purchase shares of the Merged Corporation, the Merger shall have the effect of a one-for-ten stock split for such shares or rights to purchase shares of the Merged Corporation.

      After the Effective Date, each holder of an outstanding certificate representing shares of stock of the Merging Corporation, shall surrender the same to the Surviving Corporation, and each holder shall be entitled upon such surrender to receive the number of shares of stock of the Surviving Corporation on the basis provided herein. Until so surrendered, the outstanding shares of the stock of the Merging Corporation which are to be converted into the stock of the Surviving Corporation as provided herein, may be treated by the Surviving Corporation for all corporate purposes as evidencing the ownership of shares of the Surviving Corporation as though said surrender and exchange has taken place.

      EIGHTH: The principal office of said Surviving Corporation, organized under the laws of the State of Maryland, is located in the City of Baltimore, State of Maryland.

      Said merging out Corporation does not own property in the City of Baltimore, State of Maryland.

      NINTH: The merger was duly approved by resolution adopted by a majority vote of the entire board of directors of the Surviving Corporation, on November 28, 1995.

      TENTH: The merger to be effected by these articles of merger was duly advised and authorized and approved by said Merging Corporation in the manner and by the vote required by laws of the State of Oklahoma, and by charter of the said corporation.

      IN WITNESS WHEREOF, MBf USA, INC., a Maryland Corporation and MBf USA, INC., an Oklahoma Corporation, the corporations party to the merger, have caused these articles of merger to be signed in their respective corporate names and on their behalf by their respective presidents and witnessed or attested by their respective secretaries all as of the 18th day of December, 1995.

                                    MBf USA, INC., a Maryland Corporation

                                   By /s/ Edward J. Marteka
                                      ---------------------------------
                                      Edward J. Marteka, President

Attest: (Witness)

/s/ Stephen Tan
--------------------------
Stephen Tan, Secretary

                                    MBf USA, INC.,
                                    an Oklahoma Corporation

                                   By /s/ Edward J. Marteka
                                      --------------------------------
                                      Edward J. Marteka, President

Attest: (Witness)

/s/ Stephen Tan
--------------------------
Stephen Tan, Secretary

      THE UNDERSIGNED, President of MBf USA, INC., a Maryland Corporation, who executed on behalf of said corporation the foregoing Articles of Merger, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Merger to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                    /s/ Edward J. Marteka
                                    --------------------------------
                                    Edward J. Marteka, President

      THE UNDERSIGNED, President of MBf USA, INC., an Oklahoma Corporation, who executed on behalf of said corporation the foregoing Articles of Merger, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Merger to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                    /s/ Edward J. Marteka
                                    -------------------------------
                                    Edward J. Marteka, President

                                STATE OF MARYLAND

                                                                          501242

                  STATE DEPARTMENT OF ASSESSMENTS AND TAXATION
                301 West Preston Street Baltimore, Maryland 21201

                                                          DATE: JANUARY 10, 1997

      THIS IS TO ADVISE YOU THAT THE ARTICLES OF AMENDMENT FOR MBF USA, INC. WERE RECEIVED AND APPROVED FOR RECORD ON JANUARY 9, 1997 AT 3:17 PM.

FEE PAID: 70.00

[STATE OF MARYLAND SEAL]

                                                               JOSEPH V. STEWART
                                                              CHARTER SPECIALIST

AT5-031

                                  MBF USA, INC.
                             ARTICLES OF AMENDMENT

                            THIS IS TO CERTIFY THAT:

FIRST: The charter of MBf USA, Inc., a Maryland corporation (the "Corporation"), is hereby amended by deleting the existing Section 1 of Article V in its entirety and adding a new Section 1 of Article V to read as follows:

                                      STOCK

Section 1. Authorized Shares. The total number of shares of stock which the Company has authorized to issue is Ten Million (10,000,000) shares of common stock, $0.01 par value ("Common Stock") and One Million Two Hundred Fifty Two Thousand Five Hundred Thirty Eight (1,252,538) shares of Series A Convertible common stock, $0.01 par value ("Series A Common Stock").

SECOND: As to the shares of stock authorized by the Articles of Incorporation:

(i) Immediately before this amendment to the Articles of Incorporation, the authorized shares of the Corporation consisted of Four Million (4,000,000) shares of common stock, $0.01 par value; and One Million Two Hundred Fifty Two Thousand Five Hundred Thirty Seven and 4/100 (1,250,537.4) shares of Series A Convertible common stock, $0.01 par value; as amended, the Articles of Incorporation authorize the Corporation to issue Ten Million (10,000,000) shares of common stock, $0.01 par value and One Million Two Hundred Fifty Two Thousand Five Hundred Thirty Eight (1,252,538) shares of Series A Convertible common stock, $0.01 par value.

(ii) Immediately before the amendment to the Articles of Incorporation the aggregate par value of all shares of all classes was Fifty Two Thousand Five Hundred Five Dollars and 37/100 ($52,505.37); as amended, the aggregate par value of all shares of all classes is one Hundred Twelve Thousand Five Hundred Five Dollars and 38/100 (112,505.38).

(iii) The information required by subsection (b)(2)(i) of Section 2-606 of the Maryland General Corporation Law, as it relates to the Corporation's Common Stock, was not changed by this amendment.

THIRD: The amendment to the charter of the Corporation as set forth above has been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

      IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its president and attested to by its secretary on this 31st day of December, 1996.

                                    MBf USA, INC.

                                  By: /s/ Edward J. Marteka
                                      --------------------------------
                                      Edward J. Marteka, President

WITNESS:

BY: /s/ Robert Carter
    ----------------------------------
    ROBERT CARTER, ASSISTANT SECRETARY

      THE UNDERSIGNED, President of MBf USA, Inc., who executed on behalf of said corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the Penalties of perjury.

                                    /s/ Edward J. Marteka
                                    ---------------------
                                    Edward J. Marteka

                               STATE OF MARYLAND

                                                                          506488

                  STATE DEPARTMENT OF ASSESSMENTS AND TAXATION
               301 West Preston Street Baltimore, Maryland 21201

                                                          DATE: JANUARY 31, 1997

     THIS IS TO ADVISE YOU THAT THE ARTICLES OF AMENDMENT FOR MBF USA, INC. WERE RECEIVED AND APPROVED FOR RECORD ON JANUARY 31, 1997 AT 10:28 AM.

FEE PAID: 144.00

[STATE OF MARYLAND SEAL]

                                                               JOSEPH V. STEWART
                                                              CHARTER SPECIALIST

AT5-031

                                 MBf USA, INC.
                             ARTICLES OF AMENDMENT
                   AMENDED AND RESTATED ARTICLES OF AMENDMENT

                            THIS IS TO CERTIFY THAT:

FIRST: The charter of MBf USA, Inc., a Maryland corporation (the "Corporation"), is hereby amended by deleting the existing Section 1 of Article V in its entirety and adding a new Section 1 of Article V to read as follow:

                                                               [DATED & STAMPED]

                                      STOCK

Section 1. Authorized Shares. The total number of shares of stock which the Company has authorized to issue is Ten Million (10,000,000) shares of common stock, $0.01 par value ("Common Stock") and One Million Two Hundred Fifty Two Thousand Five Hundred Thirty Eight (1,252,538) shares of Series A Convertible common stock, $0.01 par value ("Series A Common Stock").

SECOND: As to the shares of stock authorized by the Article of Incorporation:

(i) Immediately before this amendment to the Articles of Incorporation, the authorized shares of the Corporation consisted of Four Million (4,000,000) shares of common stock, $0.01 par value; and One Million Two Hundred Fifty Two Thousand Five Hundred Thirty Seven and 4/100 (1,250,537.4) shares of Series A Convertible common stock, $0.01 par value; as amended, the Articles of Incorporation authorize the Corporation to issue Ten Million (10,000,000) shares of common stock, $0.01 par value and One Million Two Hundred Fifty Two Thousand Five Hundred Thirty Eight (1,252,538) shares of Series A Convertible common stock, $0.01 par value.

(ii) Immediately before the amendment to the Articles of Incorporation the aggregate par value of all shares of all classes was Fifty Two Thousand Five Hundred Five Dollars and 37/100 ($52,505.37); as amended, the aggregate par value of all shares of all classes is One Hundred Twelve Thousand Five Hundred Five Dollars and 38/100 (112,505.38).

(iii) The information required by subsection (b)(2)(i) of Section 2-607 of the Maryland General Corporation Law, as it relates to the Corporation's Common Stock, was not changed by this amendment.

THIRD: The amendment to the charter of the Corporation as set forth above has been duly advised by the Board of Directors and approved by the stockholders of the Corporation, in accordance with the provisions of subsection (b)(3) of
Section 2-204 of the Maryland General Corporation law, at an annual meeting of the stockholders, duly called, and pursuant to notice provided to each stockholder entitled to vote on the matters presented at such meeting, which notice stated the purpose of the meeting.

                                STATE OF MARYLAND

I hereby certify that this is a true and complete copy of the 3 page document on file in this office DATED: 1-31-97

                  STATE DEPARTMENT OF ASSESSMENTS AND TAXATION

BY: /s/ [ILLEGIBLE], Custodian
    ---------------
This stamp replaces our previous certification system. Effective: 6/95

      IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its president and attested to by its secretary on this day 31st of January, 1997.

                                   MBf USA, INC.

                                   By: /s/ Edward J. Marteka
                                       ------------------------------
                                       Edward J. Marteka, President

WITNESS:

By: /s/ Robert Carter
    ----------------------------------
    ROBERT CARTER, ASSISTANT SECRETARY

      THE UNDERSIGNED, President of MBf USA, Inc., who executed on behalf of said corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                       /s/ Edward J. Marteka
                                       ----------------------------
                                       Edward J. Marteka

                                                               [DATED & STAMPED]

                                  MBf USA, INC.
                              ARTICLES OF AMENDMENT

                            THIS IS TO CERTIFY THAT:

FIRST: The charter of MBf USA, Inc., a Maryland corporation (the "Corporation"), is hereby amended by deleting the existing Article II in its entirety and adding a new Article II to read as follows:

                                   ARTICLE II

                                      NAME

      The name of the corporation is: WRP Corporation (the "Corporation")

SECOND: The amendment to the charter of the Corporation as set forth above has been duly advised by the Board of Directors and approved by the stockholders of the Corporation, in accordance with the provisions of subsection (2) of Section 2-604 of the Maryland General Corporation law, at a special meeting of the stockholders, duly called, and pursuant to notice provided to each stockholder entitled to vote on the matters presented at such meeting, which notice stated the purpose of the meeting.

      IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name on its behalf by its president and attested to by its secretary on this 23rd day of June, 1998.

                                          MBf USA, INC.

                                          By: /s/ Edward J. Marteka
                                              -------------------------------
                                              Edward J. Marteka, President

WITNESS:

By: /s/ Robert Carter
    ------------------------------------
    ROBERT CARTER, Secretary (ASSISTANT)

                             I.D. NO# D4286027
                             ACKN. NO. - 249C3112924
                             WRP CORPORATION

                             06/24/98 AT 10:21 A.M.

      THE UNDERSIGNED, President of MBf USA, Inc., who executed on behalf of said corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                          /s/ Edward J. Marteka
                                          -------------------------
                                          Edward J. Marteka

                                                                       [STAMPED]

                                 WRP CORPORATION

                              ARTICLES OF AMENDMENT

                            THIS IS TO CERTIFY THAT:

FIRST: The articles of WRP Corporation, a Maryland corporation (the "Corporation"), are hereby amended by deleting the existing Section 1 of Article V in its entirety and adding a new Section 1 of Article V to read as follows:

                                      STOCK

Section 1. Authorized Shares. The total number of shares of stock which the Corporation has authorized to issue is Four Million (4,000,000) shares of common stock, $0.01 par value ("Common Stock"), and One Million Two Hundred Fifty Thousand Five Hundred Thirty-Seven and 4/100 (1,252,537.4) shares of Class A convertible common stock, $0.01 par value ("Series A Common Stock").

            As to the shares of stock authorized by the Articles of
Incorporation:

            (i) Effective immediately upon the filing of this Amendment to the Articles of Incorporation in the office of the State Department of Assessments and Taxation, the outstanding shares of Common Stock shall be and hereby are combined and reclassified as follows: each share of Common Stock shall be reclassified as and converted into one-third share of Common Stock; provided, however, that fractional shares of Common Stock will not be issued in connection with such combination and reclassification, and each holder of a fractional share of Common Stock shall receive, in lieu thereof, a cash payment from the Corporation determined by multiplying such fraction by three times the average closing price of the Common Stock on the Nasdaq SmallCap Market for the five trading days immediately preceding the effective date of this Amendment, such payment to be made upon such other terms and conditions as the officers of the Corporation, in their judgment, determine to be advisable and in the best interests of the Corporation.

            Certificates representing shares combined and reclassified as provided in this Amendment are hereby canceled, and, upon presentation of the canceled certificates to the Corporation, the holders thereof shall be entitled to receive new certificates representing the shares resulting from such combination and reclassification.

            (ii) Immediately before this amendment to the Articles of Incorporation, the authorized shares of the Corporation consisted of Ten Million (10,000,000) shares of common stock, $0.01 par value, and One Million Two Hundred Fifty-Two Thousand Five Hundred Thirty-Seven and 4/100 (1,252,537.4) shares of Series A convertible common stock, $0.01 par value; as amended, the Articles of Incorporation still authorize the Corporation to issue Ten Million (10,000,000) shares of common stock, $0.01 par value, and One Million Two Hundred Fifty Thousand Five Hundred Thirty Seven and 4/100 (1,252,537.4) shares of Class A convertible common stock, $0.01 par value.

            (iii) Immediately before the amendment to the Articles of Incorporation the aggregate par value of all shares of all classes was One Hundred Twelve Thousand Five Hundred Five and 33/100 Dollars ($112,505.33); as amended, the aggregate par value of all shares of all classes remains One Hundred Twelve Thousand Five Hundred Five Dollars and 33/100 Dollars ($112,505.33).

            (iv) The information required by subsection (b)(2)(i) of Section 2-606 of the Maryland General Corporation Law, as it relates to the Corporation's Common Stock, was not changed by this amendment.

SECOND: The amendment to the articles of the Corporation as set forth above has been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

      IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its vice president and attested to by its assistant secretary on this 10th day of January, 2004.

                                          WRP CORPORATION

                                          By: /s/ Alan Zeffer
                                              ----------------------------------
                                              Alan Zeffer, Vice President and
                                              Chief Financial Officer

 WITNESS:

By: /s/ Deborah Bills
    ----------------------------------
    DEBORAH BILLS, ASSISTANT SECRETARY

      THE UNDERSIGNED, Vice-President of WRP Corporation, who executed on behalf of said corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                                                       [STAMPED]

                                 WRP CORPORATION

                              ARTICLES OF AMENDMENT

                            THIS IS TO CERTIFY THAT:

 FIRST: The articles of WRP Corporation, a Maryland corporation (the "Corporation"), are hereby amended by deleting the existing Article II in its entirety and adding a new Article II to read as follows:

                                   ARTICLE II

                                      NAME

     The name of the corporation is: AHPC HOLDINGS, INC. (the "Corporation")

SECOND: The amendment to the articles of the Corporation as set forth above has been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

      IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its vice-president and attested to by its assistant secretary on this 4 day of May, 2004.

                                    WRP CORPORATION

                                    By: /s/ Alan Zeffer
                                        ----------------------------------
                                        Alan Zeffer, Vice President and
                                        Chief Financial Officer

WITNESS:

By: /s/ Deborah Bills
    ----------------------------
    Deborah Bills, Secretary

      THE UNDERSIGNED, Vice-President of WRP Corporation, who executed on behalf of said corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                                                       [STAMPED]

                               AHPC Holdings, Inc.
                           (formerly, WRP Corporation)
                             Articles Supplementary

      AHPC Holdings, Inc. (formerly WRP Corporation), a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

      FIRST: Pursuant to authority vested in the Board of Directors pursuant to Title 3, Subtitle 8, Section 3-802 of the Maryland General Corporation Law (the "MGCL"), the Corporation, by resolutions of its Board of Directors (the "Board of Directors"), duly adopted at a meeting duly called and held on May 18, 2004, elected to become subject to all of the provisions of Title 3, Subtitle 8 of the MGCL.

      SECOND: The election to become subject to all of the provisions of Title 3, Subtitle 8 of the MGCL has been approved by the Board of Directors of the Corporation in the manner and by the vote required by law.

      THIRD: Descriptions of the provisions of the subtitle, to which the Corporation has elected to become subject, are as follows:

      SECTION 3-803 of the MGCL--Designation of Classes of Directors. By resolution of the Board of Directors, the Corporation has elected to become subject to the entire provision of Section 3-803 of the MGCL. The Board of Directors has designated by resolution from among its members, directors to serve as Class I Directors, Class II Directors and Class III Directors.

      (i) The term of the Class I Directors shall continue until the first annual meeting of stockholders after the date on which the Corporation became subject to this subtitle (May 18, 2004) and until their successors are elected and qualify.

      (ii) The term of the Class II Directors shall continue until the second annual meeting of stockholders after the date on which the Corporation became subject to this subtitle (May 18, 2004) and until their successors are elected and qualify.

      (iii) The term of the Class III Directors shall continue until the third annual meeting of stockholders after the date on which the Corporation became subject to this subtitle (May 18, 2004) and until their successors are elected and qualify.

At each annual meeting of the stockholders of the Corporation, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term continuing until the annual meeting of the stockholders held in the third year following the year of their elections and their successors are elected and qualify.

      SECTION 3-804 of the MGCL--Directors: Removal: Number: Vacancy. By resolution of the Board of Directors, the Corporation has elected to become subject to the entire provision of Section 3-804 of the MGCL.

            (a) Directors divided into classes may not be removed without cause.

            (b) The number of directors of the Corporation shall be fixed only by a vote of the directors.

            (c) Any vacancy due to an increase in the size of the Board of Directors or death, resignation, or removal of a director will be filled by the affirmative majority vote of the remaining directors of the Corporation, even if the remaining directors do not constitute a quorum. Any director elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualified.

      SECTION 3-805 of the MGCL--Special Meeting of Stockholders. By resolution of the Board of Directors, the Corporation has elected to become subject to the entire provision of Section 3-805 of the MGCL, so that the secretary of the Corporation may call a special meeting of the stockholders only on the written request of the stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting.

      IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its President and attested to by its Assistant Secretary on this 24th day of May; and its President acknowledges that these Articles Supplementary are the act of AHPC Holdings, Inc. and he further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information, and belief, and that this statement is made under the penalties for perjury.

ATTEST:                                   AHPC Holdings, Inc. (formerly WRP
                                          Corporation)

/s/ Francisca Shim                        /s/ Alan E. Zeffer          (SEAL)
-------------------------------           --------------------------
Francisca Shim, Asst. Secretary           Alan E. Zeffer, President

'
                               AHPC HOLDINGS, INC.

                              ARTICLES OF AMENDMENT

                            THIS IS TO CERTIFY THAT:

FIRST: AHPC Holdings, Inc., a Maryland corporation (the "Corporation") hereby certifies to the State Department of Assessments and Taxation of Maryland that the articles of the Corporation are hereby amended by deleting the existing
Section 1 of Article V in its entirety and adding a new Section 1 of Article V to read as follows:

                                      STOCK

Section 1. Authorized Shares. The total number of shares of stock which the Corporation has authorized to issue is Fifty Million (50,000,000) shares of common stock, $0.01 par value ("Common Stock"), One Million Two Hundred Fifty Thousand Five Hundred Thirty-Seven and 4/100 (1,252,537.4) shares of Class A Convertible Common Stock, $0.01 par value ("Series A Common Stock") and Two Million (2,000,000) shares of preferred stock, $0.01 par value ("Preferred Stock").

SECOND: As to the shares of stock authorized by the Articles of Incorporation:

      (i) Immediately before this amendment to the Articles of Incorporation, the authorized shares of the Corporation consisted of Ten Million (10,000,000) shares of common stock, $0.01 par value, and One Million Two Hundred Fifty-Two Thousand Five Hundred Thirty-Seven and 4/100 (1,252,537.4) shares of Series A convertible common stock, $0.01 par value; as amended, the Articles of Incorporation authorize the Corporation to issue Fifty Million (50,000,000) shares of common stock, $0.01 par value, One Million Two Hundred Fifty Thousand Five Hundred Thirty Seven and 4/100 (1,252,537.4) shares of Class A Convertible Common Stock, $0.01 par value and Two Million (2,000,000) shares of Preferred Stock, $0.01 par value.

      (ii) Immediately before the amendment to the Articles of Incorporation the aggregate par value of all shares of all classes was One Hundred Twelve Thousand Five Hundred Five and 33/100 Dollars ($112,505.33); as amended, the aggregate par value of all shares of all classes is Five Hundred Thirty-Two, Five Hundred and Twenty Five and 37/100 Dollars ($532,525.37).

      (iii) The information required by subsection (b)(2)(i) of Section 2-607 of the Maryland General Corporation Law, as it relates to the Corporation's Common Stock, was not changed by this amendment.

THIRD: The Articles of the Corporation are hereby amended by deleting the existing Section 1 of Article VI in its entirety and adding a new Section 1 of
Article VI to read as follows:

      Section 1. Number. The management of the business and the conduct of the affairs of the Corporation shall be vested in the Board of Directors. The Board of

Directors of the Corporation shall have at all times at least three (3) directors but at no time more than thirteen (13) directors. The number of directors constituting the Board of Directors, subject to any limitations set forth herein, shall be fixed by the Board of Directors in the manner provided in the Corporation's Bylaws.

FOURTH: The amendment to the articles of the Corporation as set forth above has been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

                                   [STAMPED]

      IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its president and attested to by its secretary on this 19th day of January, 2005.

                                              AHPC HOLDINGS, INC.

                                              By: /s/ Alan Zeffer
                                                  ----------------------
                                                  Alan Zeffer, President

WITNESS:

BY: /s/ Deborah J. Bills
    ----------------------------
    Deborah J. Bills, Secretary

      THE UNDERSIGNED, President of AHPC Holdings, Inc., who executed on behalf of said corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                              AHPC HOLDINGS, INC.

                                              BY: /s/ Alan Zaffer
                                                  ----------------------------
                                                  Alan Zaffer, President

                                                                       [STAMPED]

                             ARTICLES SUPPLEMENTARY
                                       OF
                               AHPC HOLDINGS, INC

                      PURSUANT TO SECTION 2-208(a) OF THE
                        MARYLAND GENERAL CORPORATION LAW

      AHPC Holdings, Inc., a corporation organized and existing under the laws of the State of Maryland (the "Company"), hereby certifies that the following resolutions were duly adopted on November 16, 2004 by the Board of Directors of the Company (the "Board") in accordance with Section 2-408(c) of the Maryland General Corporation Law, as amended.

      WHEREAS, Article V, Section 1 of the Company's Articles of Incorporation, as the same be supplemented, amended and restated from time to time (the "Articles of Incorporation"), authorizes the issuance of shares of the Company's preferred stock, $0.01 par value per share, in one or more series, each of which shall be known and designated by designations as may be stated and expressed in a resolution of the Board.

      NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority granted to the Board in accordance with the provisions of Article V Section 1 of the Articles of Incorporation, the Board hereby determines that it is in the best interests of the Company to authorize the issuance of the Series A Preferred Stock (as defined below) and state the designation and number of shares, and fix the relative rights, preferences, privileges and restrictions as follows (the "Certificate of Designations"):

1.    DESIGNATION AND AMOUNT.

      The designation of this series, which consists of 220,000 shares of the Company's preferred stock, $0.01 par value per share (the "Preferred Stock"), is the Series A Convertible Preferred Stock (the "Series A Preferred Stock") and the face amount shall be Two Dollars and sixty cents ($2.60) per share (the "Stated Value"). None of the Series A Preferred Stock may be issued to any officer or director of the Company.

2.    DIVIDENDS.

      The holders of shares of Series A Preferred Stock (each a "Holder" and collectively, the "Holders") shall be entitled to receive dividends ("Dividends") on the Series A Preferred Stock at the rate paid on the Company's common stock, $0.01 par value per share (the "Common Shares" or "Common Stock"), whenever funds are legally available and when and as declared by the Board. Dividends on the Series A Preferred Stock are not cumulative and will accrue only if declared by the Board.

3.    PRIORITY.

      (a) Payment upon Dissolution, Etc. Upon the occurrence and continuance of:
(i) any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, commenced by the Company or by its creditors, as such, or relating to its assets, not stayed or dismissed within sixty (60) days after the filing or initiation of the proceedings; or (ii) the dissolution or other winding up of the Company, whether total or partial, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy proceedings; or (iii) any assignment for the benefit of creditors or any marshaling of the material assets or material liabilities of the Company; or
(iv) any sale of all or substantially all of the Company's assets (each, a "Liquidation Event"), no distribution shall be made to the holders of any shares of capital stock (other than Parity Securities (as defined below) and Senior Securities (as defined below)) of the Company unless prior thereto each Holder shall have received the Liquidation Preference (as defined below) with respect to each share of Series A Preferred Stock then held by the Holder. Distributions may be made to holders of Senior Securities prior to distributions with respect to Series A Preferred Stock or Parity Securities.

      In the event that upon the occurrence of a Liquidation Event, the assets available for distribution to the Holders of the Series A Preferred Stock and to the holders of the Parity Securities are insufficient to pay the Liquidation Preference with respect to all of the outstanding shares of Series A Preferred Stock and of the Parity Securities, such assets shall be distributed ratably among such shares in proportion to the ratio that the liquidation preference payable on each such share bears to the aggregate liquidation preference payable on all such shares. "Parity Securities" means any Preferred Stock of any series which shall, if the amounts payable thereon in liquidation are not paid in full, be entitled to share ratably with the Series A Preferred Stock in any distribution of assets. "Junior Securities" means the Common Shares and the shares of any other class or series of equity securities of the Company which (by the terms of the Articles of Incorporation or of an instrument by which the Board, acting pursuant to authority granted in the Articles of Incorporation, shall fix the relative rights, preferences and limitations thereof) shall be subordinated or junior to the rights of the holders of Series A Preferred Stock upon a Liquidation Event. "Senior Securities" means any Preferred Stock of any series which shall be entitled to payments of dividends and/or Liquidation Event distributions on a priority basis over Parity Securities and Junior Securities.

      (b) Liquidation Preference. The "Liquidation Preference" with respect to a share of Series A Preferred Stock shall mean an amount equal to the Stated Value of such share plus any unpaid Dividends with respect thereto.

      (c) Distribution After Payment of Liquidation Preference. After payment to the holders of the Series A Preferred Stock of the Liquidation Preference and payment to the holders of any Parity Securities of the liquidation preference of the Parity Securities, the entire remaining assets and funds of the Company legally available for distribution, if any, shall be distributed among the holders of the Junior Securities.

      (d) Ranking. The Series A Preferred Stock will rank with respect to rights upon a Liquidation Event: (i) senior to Junior Securities, as they exist on the date hereof or as the Junior Securities may be constituted from time to time;
(ii) on a parity with Parity Securities, as the Parity Securities may be constituted from time to time; and (iii) junior to any Senior Securities, as the Senior Securities may be constituted from time to time.

4.    CONVERSION.

      (a) Voluntary Conversion. Subject to the limitations contained in Section 4(g) below, and the adjustments in Section 5 below, each Holder shall have the right to convert (a "Voluntary Conversion") at any time and from time to time, each of his, her or its shares of Series A Preferred Stock into the number of Common Shares equal to the product of the number of shares of Series A Preferred Stock held by such Holder times the Conversion Rate (as defined below) in effect at the time.

      (b) Mandatory Conversion. Upon delivery by the Company of a notice of mandatory conversion (setting forth the information required by Section 4(e)(ii) below), which notice may be sent at any time after the Market Price (as defined below) of the Company's Common Stock closes above Four Dollars and Eighty Eight Cents ($4.88) for a period of 21 consecutive trading days (each, a "Mandatory Conversion Date"), all shares of Series A Preferred Stock then held by each Holder together with, in the Company's sole discretion, any accrued and unpaid dividends with respect thereto, shall be automatically converted (a "Mandatory Conversion") into the number of Common Shares equal to the product of the number of shares of Series A Preferred Stock held by each Holder times the Conversion Rate (as defined below) in effect at the time.

"Market Value" for purposes of this Certificate of Designations shall mean, in the event that the Company's common stock is listed on an established national or regional stock exchange, is admitted to quotation on the Nasdaq Stock Market, or is publicly traded on an established securities market, the closing price of the stock on such exchange or in such market or, if there is no such closing price, then the mean between the highest bid and lowest asked price or between the high and low prices on such date, or, if no sale of stock has been made on such day, on the last preceding day on which any such sale shall have been made. Any accrued and unpaid Dividends which the Company has elected not to convert in a Mandatory Conversion shall be paid at the election of the Company in cash or immediately available funds at the closing of the Mandatory Conversion.

      (c) Reservation of Common Shares Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Common Shares, free from any preemptive rights, solely for the purpose of effecting a Voluntary Conversion or a Mandatory Conversion hereunder, the number of its Common Shares (the "Reserved Amount") as shall from time to time be sufficient to effect a Voluntary Conversion or Mandatory Conversion of the Series A Preferred Stock. If the Company shall issue any securities or make any change in its capital structure which would change the number of Conversion Shares deliverable upon the occurrence of a Voluntary Conversion or Mandatory Conversion of the outstanding shares of Series A Preferred Stock, the Company shall at the same time also make proper provision so that thereafter there shall be a sufficient number of Common Shares authorized and reserved, free from any preemptive rights, for such Voluntary Conversion or Mandatory Conversion.

      (d) Number of Conversion Shares; Conversion Rate. Each share of Series A Preferred Stock is convertible, pursuant to a Voluntary Conversion or Mandatory Conversion, into duly and validly issued, fully paid and nonassessable Common Shares, free and clear of any liens, claims, preemptive rights or encumbrances imposed by or through the Company (the

"Conversion Shares") at a rate of one (1) Common Share for each share of Series A Preferred Stock, subject to adjustment as set forth in Section 5 below (this rate, as adjusted from time to time, the "Conversion Rate").

      (e)   Conversion Procedures.

            (i) Voluntary Conversion. In the event of a Voluntary Conversion, the Holder shall send to the Company by Federal Express or other nationally recognized overnight courier service at least five (5) days before the Holder desires to effect a Voluntary Conversion (the "Conversion Date"): (i) a notice of Voluntary Conversion stating the number of shares of Series A Preferred Stock to be converted, the applicable Conversion Rate and a calculation of the number of Conversion Shares issuable upon the Conversion (a "Conversion Notice") and (ii) the original of the certificate or certificates representing the shares of Series A Preferred Stock being converted. In the case of a dispute as to the calculation of the Conversion Rate or the number of Conversion Shares issuable upon a Voluntary Conversion, the Company shall promptly issue to the Holder the number of Conversion Shares that are not disputed and shall submit the disputed calculations to its independent accountants within ten
      (10) days of receipt of the Conversion Notice. The Company shall cause its accountants to calculate the Conversion Rate as provided herein and to notify the Company and the Holder of the results in writing no later than ten (10) days following the day on which it received the disputed calculations. The accountants' calculation shall be deemed conclusive absent manifest error. The fees of the accountants shall be borne by the Company.

            (ii) Mandatory Conversion. No later than five (5) days following the occurrence of a Mandatory Conversion, the Company shall deliver a notice to each Holder of Series A Preferred Stock of such Mandatory Conversion at its address as shown on the stock records of the Company or such other address as any such party shall deliver to the Company. Such notice shall include (i) the number of Conversion Shares allocated, and the Conversion Rate applicable, to each Holder and (ii) instructions for delivery to the Company of the original of the certificate or certificates formerly representing shares of Series A Preferred Stock. The Company's calculation of the number of Conversion Shares and the Conversion Rate shall be deemed conclusive absent manifest error. No later than thirty (30) days following the delivery of such notice, each Holder shall send to the Company, by Federal Express the original of the certificate or certificates formerly representing shares of Series A Preferred Stock.

      (f) Delivery of Common Shares Upon Conversion; Legend. The Company shall, no later than the close of business on the business day following the day on which the original certificate or certificates being converted are received by the Company (the "Delivery Date") in accordance with Section 4(e), issue and deliver or cause to be issued and delivered to the Holder the number of Conversion Shares as determined hereunder. Each certificate representing: (i) the Conversion Shares, unless the Company shall have registered the Conversion Shares; and (ii) the shares of Series A Preferred Stock, shall bear the following legend:

      THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE FEDERAL OR APPLICABLE STATE SECURITIES

LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT THERETO OR (II) IN ACCORDANCE WITH EXEMPTIONS FROM REGISTRATION UNDER ALL FEDERAL AND APPLICABLE STATE SECURITIES LAWS. IF REASONABLY REQUESTED BY THE COMPANY, HOLDER SHALL FURNISH TO THE COMPANY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH SALE, TRANSFER OR DISPOSITION DOES NOT REQUIRE REGISTRATION UNDER ANY FEDERAL OR APPLICABLE STATE SECURITIES LAW.

      (g) No Fractional Shares. No fractional Common Shares shall be issued upon the Voluntary Conversion or Mandatory Conversion of any Series A Preferred Stock. Upon any Voluntary Conversion or Mandatory Conversion, in lieu of any fractional Share otherwise issuable in respect of the aggregate number of Series A Preferred Stock of any Holder that are converted, the Holder shall be entitled to receive an amount in cash (computed to the nearest cent, with one half cent rounded upward) equal to the same fraction of the current value of one Common Share, as conclusively determined by the Company's Board of Directors in its sole and absolute discretion. If more than one share of Series A Preferred Stock is surrendered for Voluntary Conversion or Mandatory Conversion at one time by or for the same Holder, the number of full Common Shares issuable upon Voluntary Conversion or Mandatory Conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock surrendered.

      (h) Accrued Dividends. Any accrued and unpaid dividends on the Series A Preferred Stock shall remain outstanding until paid by the Company.

5.    ADJUSTMENTS TO CONVERSION RATE.

      (a) Adjustment. From and after the date hereof, the Conversion Rate is subject to adjustment from time to time as provided below in this Section 5(a).

            (i) If the Company sets a Determination Date (as defined below) with respect to the payment of, or the making of, a dividend or other distribution in Common Shares or other equity securities, or any indebtedness or other securities convertible into equity securities, with respect to its Common Shares or other equity securities, or any indebtedness or other securities convertible into equity securities, (including by way of reclassification of any of its Common Shares), the Conversion Rate in effect on the day following the Determination Date shall be increased by multiplying the Conversion Rate in effect on the Determination Date by a fraction, the numerator of which shall be:

            the sum of the number of Common Shares outstanding on the Determination Date, excluding the effect of the dividend or distribution, plus the total number of Common Shares (including the number of Common Shares into which such equity securities, indebtedness or other securities, may be converted) constituting the dividend or other distribution;

            and the denominator of which shall be:

                  the number of Common Shares outstanding on the Determination Date, excluding the effect of the dividend or distribution.

            For the purposes of this Section 5, the number of Common Shares at any time outstanding (A) shall include, in addition to outstanding Common Shares, the number of Common Shares into which the Series A Preferred Stock, or any of the Company's other equity securities, indebtedness or other securities are convertible; (B) shall include the number of Common Shares into which any of the Company's vested options or warrants (including warrants exercisable for equity securities or indebtedness convertible into Common Shares) are then convertible; and (C) shall not include treasury shares. For the purposes of this Section 5, the number of Common Shares constituting the dividend or other distribution shall include, if applicable, Common Shares represented by cash issued in lieu of fractional Common Shares. The increase in the Conversion Rate will become effective on the day following the Determination Date. The "Determination Date" means, with respect to any dividend or other distribution, the date fixed for the determination of the holders of Common Shares or other equity securities of the Company entitled to receive the dividend or distribution.

                  (ii) If outstanding Common Shares are subdivided or split into a greater number of Common Shares, or combined into a lesser number of Common Shares, the Conversion Rate in effect on the day following such split or combination shall be increased in the case of a split, or decreased in the case of a combination, by multiplying the Conversion Rate in effect on the date of the split or combination by a fraction, the numerator of which shall be:

                  the sum of the number of Common Shares outstanding immediately after the split or combination;

            and the denominator of which shall be:

                  the number of Common Shares outstanding immediately prior to the split or combination, excluding the effect of such split or combination.

                  (iii) All adjustments to the Conversion Rate will be
            calculated to the nearest 1/100th of a Common Share. No certificate or other notice of an adjustment in the Conversion Rate will be required unless the adjustment would require an increase or decrease of at least one percent (1.0%) in the Conversion Rate.

            (b) Adjustment for Reorganization, Consolidation or Merger. If there shall occur any (i) capital reorganization or any reclassification of the Common Shares or other equity securities of the Company, or (ii) consolidation, merger or other business combination of the Company with or into another corporation or other entity in which the Company is the surviving entity (each, an "Organic Change"), each outstanding share of Series A Preferred Stock shall thereafter be convertible into the number of shares or other securities or property to which a holder of the number of Common Shares deliverable upon conversion of each share of Series A Preferred Stock would have been entitled upon the Organic Change. Appropriate adjustment (as determined by the Board) shall be made in the application of the provisions hereof with respect to the rights of the Holders so that the provisions hereof (including, without limitation, provisions with respect to changes in and other adjustments of the Conversion Rate) shall thereafter be applicable, as nearly as reasonably practicable, in relation to any shares or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

      (c) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Rate with respect to the Series A Preferred Stock pursuant to this Section 5, the Company, at its expense, shall compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any Holder, furnish or cause to be furnished to such Holder a like certificate setting forth (a) such adjustment and readjustment,
(b) the Conversion Rate and (c) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred Stock.

6.    VOTING RIGHTS.

      (a) Except as otherwise provided by law or by this Section 6, the Holders of the Series A Preferred Stock, and the holders of Common Shares shall vote as one class in any and all matters with respect to which holders of Common Shares have voting or consent rights. Each share of Series A Preferred Stock shall be entitled to cast the number of votes equal to (A) the number of Conversion Shares into which a share of Series A Preferred Stock is then convertible, multiplied by (B) a fraction, the numerator of which is the Stated Value and the denominator of which is the Market Value on the date of the initial issuance of the Series A Preferred Stock; provided, however, that any fraction of a vote shall be rounded up or down, as the case may be, to the nearest whole vote. The Conversion Rate to be used in connection with the foregoing shall be the Conversion Rate in effect on the date fixed for the determination of holders of Common Shares entitled to vote on the matter.

      (b) So long as shares of Series A Preferred Stock are outstanding, the Company shall not, without first obtaining the approval of the Holders of not less than a majority of the then outstanding shares of Series A Preferred Stock, or their designees, voting separately as a single class:

            (i) alter, repeal or change the rights, preferences or privileges of the Series A Preferred Stock (including any supplement, amendment and/or restatement of this Certificate of Designations) so as to materially adversely affect the Series A Preferred Stock, except for any issuance pursuant to an Exempt Offering;

            (ii) supplement, amend, restate or waive any provision of the Articles of Incorporation or the Company's Bylaws so as to materially adversely affect the Series A Preferred Stock;

            (iii) increase the authorized number of shares of Preferred Stock;

            (iv) create any new class of capital stock having preference over the holders of the Series A Preferred Stock;

7.    MISCELLANEOUS.

      (a) Transfer of Series A Preferred Stock. Subject to any agreed upon restrictions on transfer, upon any sale, transfer or disposition, the Company shall, promptly following the return of the certificate or certificates representing the shares of Series A Preferred Stock that are the subject of the sale, transfer or disposition, issue and deliver to the transferee a new certificate in the name of the transferee. All persons or entities that shall acquire shares of Series A Preferred Stock shall acquire the same subject to the provisions of this Certificate of Designations.

      (b) Lost or Stolen Certificate. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of a certificate representing shares of Series A Preferred Stock, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of the certificate if mutilated, the Company shall execute and deliver to the Holder a new certificate identical in all respects to the original certificate.

      (c) Notices. Except as otherwise specified herein, any notice, demand or request required or permitted to be given pursuant to the terms of this Certificate of Designations shall be in writing and shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with a hard copy to follow) on or before 5:00 p.m., central time, on a business day or, if the day is not a business day, on the next succeeding business day, (ii) on the next business day after timely delivery to Federal Express or other nationally recognized overnight courier service and (iii) on the third (3rd) business day after deposit in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

     IF TO THE COMPANY:                  WITH A COPY TO:

                                         Shefsky & Froelich Ltd.
     Attention:                          444 North Michigan Avenue -- Suite 2500
     Facsimile:                          Chicago, Illinois 60611
                                         Attention: Mitchell D. Goldsmith, Esq.
                                         Facsimile: 312-527-3194

     IF TO A HOLDER:

     At its address as shown on the stock
     records of the Company

and if to any other Holder, at its address as shown on the stock records of the Company or, in any case, such other address as any such party shall deliver to the Company.

      (d) No Impairment. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the

Company, but will at all times in good faith assist in the carrying out of all the provisions of this Certificate of Designations and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders of the Series A Preferred Stock against impairment.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the Company has executed this Certificate of Designations as of the 1st day of February, 2005.

                                       AHPC HOLDINGS, INC.

                                       BY: /s/ Alan Zeffer
                                           --------------------------
                                       Name:  Alan Zeffer
                                       Title: President & CEO